Exhibit 10.7

Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)
$748,897,000 Transition Bonds, Series 2001-1

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the "Agreement"), dated as of October 24, 2001, between
CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and CenterPoint Energy Transition Bond Company, LLC
(formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: September 12, 2008 through March 12, 2009
Payment Date: March 16, 2009
Today's Date: March 12, 2009

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the September 12 through 30, 2008 Collection Period	5,967,688.36
ii.	Remittances for the October 1 through 31, 2008 Collection Period	9,301,244.44
iii.	Remittances for the November 1 through 30, 2008 Collection Period	5,857,346.89
iv.	Remittances for the December 1 through 31, 2008 Collection Period	9,720,954.78
v.	Remittances for the January 1 through 31, 2009 Collection Period	6,624,933.36
vi.	Remittances for the February 1 through 28, 2009 Collection Period	7,228,911.12
vii.	Remittances for the March 1 through 12, 2009 Collection Period	3,239,147.37
viii.	Net Earnings on Collection Account		[through 2/28/09]
	General Subaccount	168,779.82
	Overcollateralization Subaccount	17,117.64
	Capital Subaccount	85,866.42
	Reserve Subaccount	14,369.32
ix.	General Subaccount Balance (sum of i through viii above)	48,226,359.52

x.	Reserve Subaccount Balance as of Prior Payment Date	1,001,475.00
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	2,184,282.92
xii.	Capital Subaccount Balance as of Prior Payment Date (1)	3,744,485.00
xiii.	Collection Account Balance (sum of ix through xii above)	55,156,602.44
	(1) Net of unreleased earnings moved into General Subaccount

2. Outstanding Amounts as of Prior Payment Date:
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	63,441,199.00
iv.	Class A-4 Principal Balance	385,897,000.00
v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	449,338,199.00

3. Required Funding/Payments as of Current Payment Date:
	Series 2001-1 Principal	Projected Principal Balance	Semiannual Principal Due
i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	38,615,263.00	24,825,936.00
iv.	Class A-4	385,897,000.00	0.00
v.	For all Series 2001-1 Transition Bonds	424,512,263.00	24,825,936.00

		Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due
vi.	Required Class A-1 Interest	3.840%	180	0.00
vii.	Required Class A-2 Interest	4.760%	180	0.00
viii.	Required Class A-3 Interest	5.160%	180	1,636,782.93
ix.	Required Class A-4 Interest	5.630%	180	10,863,000.55
	(1) On 30/360 Day basis.

		Required Level	Funding Required
x.	Overcollateralization Subaccount	2,340,303.13	156,020.21
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	2,540.00
ii.	Servicing Fee	187,224.25	(1)
iii.	Administration Fee and Independent Managers Fee	53,500.00	(2)
iv.	Operating Expenses	54,994.10	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)
Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
1. Class A-1 Interest Payment	0.00	0.00
2. Class A-2 Interest Payment	0.00	0.00
3. Class A-3 Interest Payment	1,636,782.93	12.59
4. Class A-4 Interest Payment	10,863,000.55	28.15

vi.	Principal Due and Payable as a result of Event of Default or on Final Maturity Date
	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	0.00	0.00

vii.	Semiannual Principal
	Series 2001-1	Aggregate	Per 1,000 of Original Principal Amount
	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	24,825,936.00	190.97
	4. Class A-4 Principal Payment	0.00	0.00

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount	0.00
xi.	Funding of Overcollateralization Subaccount	156,020.21
xii.	Net Earnings in Capital Subaccount Released to Issuer	85,866.42
xiii.	Deposit to Reserve Subaccount	10,360,495.06
xiv.	Released to Issuer upon Series Retirement: Collection Account	0.00
xv.	Aggregate Remittances as of Current Payment Date	48,226,359.52

	(1) Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
	(2) Administration fee: $50,000 x 180/180 = $50,000.00; Independent Managers fee: $3,500.00
	(3) Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($10,758.30),
	rating agencies ($15,000.00) and independent accountants ($29,235.80).

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Reserve Subaccount (available for 4.i. through 4.xii.)	0.00
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix.)	0.00
iii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00
iv.	Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
	Series 2001-1
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	38,615,263.00
iv.	Class A-4 Principal Balance	385,897,000.00
v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	424,512,263.00

vi.	Reserve Subaccount Balance	11,361,970.06
vii.	Overcollateralization Subaccount Balance	2,340,303.13
viii.	Capital Subaccount Balance	3,744,485.00
ix.	Aggregate Collection Account Balance	17,446,758.19

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Semiannual Interest
	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Overcollateralization Subaccount	0.00
ii.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer's Certificate this 12th day of March, 2009.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC (formerly RELIANT ENERGY, INCORPORATED), as Servicer

by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer